CONFIDENTIAL TREATMENT HAS BEEN
           REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT










                EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

                               between

           CONVATEC, A DIVISION OF E.R. SQUIBB & SONS, INC.

                                 and

                    FIRST SCIENTIFIC CORPORATION,
                     A WHOLLY OWNED SUBSIDIARY OF
                        FIRST SCIENTIFIC, INC.


                          TABLE OF CONTENTS


1   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  5
2   GRANT OF LICENSE AND DISTRIBUTION RIGHTS TO CONVATEC . . . . .  6
3   LICENCE FEE. . . . . . . . . . . . . . . . . . . . . . . . . .  7
4   EXCLUSIVE PURCHASE AND SUPPLY OF THE SOLUTION INGREDIENTS. . .  7
5   FURTHER OBLIGATIONS OF FIRST SCIENTIFIC. . . . . . . . . . . .  7
6   PRICING. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
7   REGULATORY APPROVAL FOR SALE . . . . . . . . . . . . . . . . .  8
8   CONTRACT MANUFACTURING . . . . . . . . . . . . . . . . . . . .  8
9   SALES AND MARKETING. . . . . . . . . . . . . . . . . . . . . .  8
10  REGULATORY COMPLIANCE. . . . . . . . . . . . . . . . . . . . .  9
11  RIGHTS OF INSPECTION . . . . . . . . . . . . . . . . . . . . .  9
12  WARRANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
13  TIME, MANNER ,AND CURRENCY OF PAYMENT. . . . . . . . . . . . . 11
14  PROTECTION OF LICENSE RIGHTS . . . . . . . . . . . . . . . . . 11
15  INFRINGEMENT OF LICENSED RIGHTS. . . . . . . . . . . . . . . . 11
16  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . 12
17  SOLUTION LIABILITY INSURANCE . . . . . . . . . . . . . . . . . 12
18  CONTINGENT MANUFACTURING OF THE SOLUTION . . . . . . . . . . . 13
19  SOLUTION SERVICE RIGHTS AND OBLIGATIONS. . . . . . . . . . . . 13
20  SOLUTION TESTING . . . . . . . . . . . . . . . . . . . . . . . 13
21  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . 13
22  EFFECTIVE DATE AND TERM. . . . . . . . . . . . . . . . . . . . 14
23  TERMINATION FOR CAUSE. . . . . . . . . . . . . . . . . . . . . 14
24  RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION. . . . . 15
25  MAINTENANCE OF INTELLECTUAL PROPERTY . . . . . . . . . . . . . 15
26  RIGHTS OF FIRST REFUSAL. . . . . . . . . . . . . . . . . . . . 15
27  RELATIONSHIP . . . . . . . . . . . . . . . . . . . . . . . . . 16
28  PUBLICITY. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
29  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 16
30  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 17
31  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . 17


SCHEDULES
   A-LICENSES RIGHTS
   B-SOLUTIONS
   C-PRICING
   D-FIRST SCIENTIFIC TESTING SERVICE / PRICING

   This Agreement, executed as of the 1st day of July, 1999, by and between FIRST SCIENTIFIC CORPORATION (a Utah corporation) a wholly-owned subsidiary of First Scientific, Inc. (a Delaware corporation), with offices at 1877 West 2800 South, Suite. 200, Ogden, Utah 84401, (hereinafter referred to as "FIRST SCIENTIFIC" and/or Licensor) and CONVATEC, a Division of E.R. Squibb & Sons, Inc., with offices at 200 Headquarters Park Drive, Skillman, New Jersey 08558 (hereinafter referred to as "CONVATEC" and/or Licensee).

                             WITNESSETH:


    WHEREAS, FIRST SCIENTIFIC represents and warrants that it owns all of the right, title and interest in and to certain intellectual property including information pertaining to the SOLUTION(such rights and the SOLUTION hereinafter more particularly defined), that it has the right to grant licenses with respect to such rights, and that it may enter into and perform its obligations under this AGREEMENT without breach of any prior agreement; and

    WHEREAS, FIRST SCIENTIFIC has the necessary expertise and skill required to supply and to manufacture or cause to be manufactured the ingredients necessary to produce the SOLUTION as set forth hereinafter; and

    WHEREAS, CONVATEC is desirous of obtaining certain marketing rights, distribution rights and licenses from FIRST SCIENTIFIC relating to the aforementioned intellectual property, information and the SOLUTION; and

   WHEREAS, CONVATEC is desirous of securing a timely and uninterrupted source of supply of the SOLUTION (hereinafter more particularly defined) for all of its requirements of the
 SOLUTION as a raw material for the manufacture by itself or by third parties of other products; and

   WHEREAS, FIRST SCIENTIFIC is willing to grant such marketing rights, distribution rights and licenses upon the conditions herein and, further, to undertake the obligations of supply and/or manufacture of the SOLUTION for CONVATEC as more fully set forth hereinafter;

   NOW THEREFORE, for and in consideration of these premises and the mutual promises hereinafter contained, and other good and valuable consideration, the amount and sufficiency of which is hereby acknowledged, the parties hereto have mutually agreed as follows:

1   DEFINITIONS

The following terms as used in this AGREEMENT shall, unless the context clearly indicates to the contrary, have the meanings set forth in this Article:

1.1 "AGREEMENT" shall mean this document and all attachments or schedules , as well as any amendments which may be made hereafter, in accordance with Article 31.2 hereof.

1.2 "AFFILIATE" shall mean any corporation directly or indirectly owning, owned by or under common ownership with the corporate entity in question to the extent of at least fifty percent (50%) of the voting shares, including directors' qualifying shares owned beneficially by such corporate entity, having the power to vote for directors.

1.3 "ALTERATION" shall mean any alteration, change, or modification to the SOLUTION, as requested by CONVATEC including, but not limited to, the applications, uses composition, form, substance and/or properties of the SOLUTION, and which relates to the FIELD OF USE. Any such ALTERATIONS, changes or modifications shall be made under separate license agreement(s)

1.4 "FIELD OF USE" shall mean the use of the SOLUTION in moist towelettes for applications relating to patient bathing and skin care in hospitals, nursing homes or professionally administered home health care settings.

1.5 "FINAL PRODUCTS" shall mean any products within the FIELD OF USE sold by CONVATEC into which the SOLUTION is incorporated.

1.6 "LICENSED RIGHTS" shall mean the trade secret(s) and/or copyright(s), and/or patent(s) and/or application(s) embodied in precisely the same percentages of the exact components specified in Schedule A, LICENSED RIGHTS, attached hereto and any and all other copyright(s), patent(s) and/or application(s) that may issue from time to time in the name of Licensor, whether secured by Licensor or by Licensee including any and all renewals, divisions, continuations, continuations-in-part, reissues, or extensions of or to any of the aforesaid trade secret(s), copyright(s), patent(s) and application(s) which pertain to the SOLUTION

1.7     "SOLUTION' shall mean the exact solution XXXXXXX
        (CONFIDENTIAL TREATMENT REQUESTED) produced by the precise formula described and specified in Schedule B, SOLUTION, attached hereto.

1.8 "TECHNOLOGY" shall mean all information and know-how which relate to the manufacturing, marketing, use, distribution or sale of the SOLUTION (including, by way of illustration, manufacturing procedures, clinical data, medical uses and methods, product forms, specifications, customer lists, and marketing information), which FIRST SCIENTIFIC has heretofore developed or acquired.

1.9 "TERM OF AGREEMENT". The initial term of this AGREEMENT shall be deemed to begin on July 1, 1999, and shall terminate on XXXXXXXXXXXXXXXXXX. (CONFIDENTIAL TREATMENT
        REQUESTED).

1.10 "TERRITORY" shall mean all countries of the world, without exception, and shall further include all market segments and customers within the FIELD OF USE, without exception.

2       GRANT OF LICENSE AND DISTRIBUTION RIGHTS TO CONVATEC

2.1 FIRST SCIENTIFIC hereby grants to CONVATEC and its AFFILIATES a royalty-free, exclusive license in the TERRITORY, including the right to grant sublicenses in such circumstances as deemed necessary or appropriate by CONVATEC to further the commercial purposes of this AGREEMENT, under TECHNOLOGY and LICENSED RIGHTS to manufacture, use, distribute, market and/or sell the SOLUTION and/or FINAL PRODUCTS in the FIELD OF USE. FIRST SCIENTIFIC agrees, for the term of this AGREEMENT and any renewals, not to grant a license subsequent to the effective date of this AGREEMENT to any party, to use, distribute, market or sell the SOLUTION in the FIELD OF USE in the TERRITORY except as otherwise permitted hereinafter. Notwithstanding the foregoing, FIRST SCIENTIFIC does not grant a license hereunder covering other formulations containing dimethicone. Further, the modification of botanical and fragrance components of the SOLUTION formula shall not be construed as still constituting the SOLUTION, and thus such modified formulations shall remain the sole and exclusive proprietary formulations of FIRST SCIENTIFIC, and FIRST SCIENTIFIC shall have unrestricted rights to license and/or sell such modified formulas and products derived therefrom. FIRST SCIENTIFIC further hereby grants CONVATEC the exclusive right, including the right to grant sublicenses in such circumstances as deemed necessary or appropriate by CONVATEC to further the commercial purposes of this AGREEMENT , to use TECHNOLOGY to manufacture, use, distribute, market and/or sell the SOLUTION and/or FINAL PRODUCTS in the FIELD OF USE in the TERRITORY. FIRST SCIENTIFIC further hereby appoints CONVATEC as the Exclusive Distributor and Seller of the SOLUTION in the FIELD OF USE in the TERRITORY. CONVATEC hereby accepts such appointment. FIRST SCIENTIFIC shall not, during the term of this AGREEMENT , appoint any party other than CONVATEC as a manufacturer, marketer, distributor or seller of the SOLUTION in the FIELD OF USE in the TERRITORY except as otherwise permitted hereinafter, nor shall FIRST SCIENTIFIC itself engage in such activities except by prior written agreement with CONVATEC.

3       LICENSE FEE

3.1     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXX        (CONFIDENTIAL TREATMENT REQUESTED)

4       EXCLUSIVE PURCHASE AND SUPPLY OF THE SOLUTION INGREDIENTS

4.1 CONVATEC agrees, for the term of this AGREEMENT and any renewals, to purchase or cause to be purchased exclusively from FIRST SCIENTIFIC all of its requirements of the SOLUTION, except distilled water, per Schedule B. FIRST SCIENTIFIC agrees, for the term of this AGREEMENT and any renewals, to supply exclusively to CONVATEC or CONVATEC's contract manufacturer the precise SOLUTION ingredients and/or concentrate the FIELD OF USE within the TERRITORY. FIRST SCIENTIFIC further agrees, for the term of this AGREEMENT and any renewals, not to supply any other party which is not a permitted assignee or contract manufacturer of CONVATEC hereunder, with the SOLUTION or the exact formulation SOLUTION in the FIELD OF USE within the TERRITORY, except as otherwise permitted hereinafter.

5       FURTHER OBLIGATIONS OF FIRST SCIENTIFIC

5.1 FIRST SCIENTIFIC and CONVATEC shall each, at all times during the term of this AGREEMENT , provide reasonable notice and cooperation in the defense and resolution of any legal actions in respect of the SOLUTION, including those relating to the potential infringement of patent, copyright, trade secret or other intellectual property issues.

5.2 Upon execution of this AGREEMENT and throughout the term hereof, FIRST SCIENTIFIC shall maintain and inform CONVATEC of any and all regulatory registration, approval and/or applications for approval of the sale and marketing of the SOLUTION, which FIRST SCIENTIFIC has undertaken and which are pending before any regulatory authority in any country of the TERRITORY.

6       PRICING

6.1     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
         (CONFIDENTIAL TREATMENT REQUESTED)

7 REGULATORY APPROVAL FOR SALE

7.1 During the term of this AGREEMENT and any renewals, CONVATEC shall be responsible for all registrations or approvals necessary to market the SOLUTION and/or FINAL PRODUCT in the FIELD OF USE in such countries of the TERRITORY in which CONVATEC shall determine regulatory registration or approval therein is necessary or desirable, and CONVATEC agrees to assume all rights relating to such regulatory approval. FIRST SCIENTIFIC shall reasonably cooperate and assist with any regulatory filings deemed necessary or desirable by CONVATEC.

8 CONTRACT MANUFACTURING

8.1 CONVATEC shall have its contract manufacturer issue Purchase
    Orders for all of CONVATEC'S requirements of the SOLUTION ingredients during the term of this AGREEMENT.

8.2 FIRST SCIENTIFIC shall reach agreement with CONVATEC'S contract manufacturer for the timely transport and delivery of SOLUTION ingredients or reasonable and customary commercial terms using the pricing agreed on herein.

9 SALES AND MARKETING

9.1 CONVATEC shall be responsible for establishing resale prices for the SOLUTION and/or FINAL PRODUCTS in the FIELD OF USE within the TERRITORY. CONVATEC shall be responsible for advertising, promotional and educational materials required for the SOLUTION and/or FINAL PRODUCTS.

10 REGULATORY COMPLIANCE

10.1 FIRST SCIENTIFIC shall manufacture the SOLUTION ingredients or have the SOLUTION ingredients manufactured in accordance with United States FDA Drug CGMPs (21 CFR Parts 2 I 0 and 2 I 1) as may be applicable to the regulatory classification of the SOLUTION in the FIELD OF USE, as determined by CONVATEC. FIRST SCIENTIFIC agrees to supply validating test data as requested by CONVATEC. FIRST SCIENTIFIC shall maintain traceability records on the goods manufactured and cooperate with CONVATEC in the event CONVATEC shall ever initiate any remedial action for the SOLUTION and/or technologies or procedures used to manufacture the SOLUTION covered by this agreement. If the remedial action is required as a result of FIRST SCIENTIFIC's negligence, FIRST SCIENTIFIC shall bear the expense, but otherwise CONVATEC shall bear the expense. FIRST SCIENTIFIC shall notify CONVATEC promptly in writing in the event a governmental agency issues an inspection report or other finding of non-compliance in connection with the SOLUTION and/or technologies or procedures used to manufacture the SOLUTION, its manufacture, storage or handling and shall provide CONVATEC with a copy of any such report or finding, edited for data or information not related to CONVATEC or the SOLUTION. CONVATEC shall have the right to participate with FIRST SCIENTIFIC in the preparation of any response to said finding of non-compliance. CONVATEC shall be responsible for creating all warnings, precautions, and labels required for the SOLUTION, although FIRST SCIENTIFIC shall assist CONVATEC in the preparation of these materials as requested. CONVATEC shall promptly advise FIRST SCIENTIFIC of all changes, amendments, additions, deletions and/or modifications to any such SOLUTION labeling. In the event that a particular market within the TERRITORY of this AGREEMENT shall require information regarding the SOLUTION in addition to that contained in specifications attached hereto, FIRST SCIENTIFIC shall provide said information to CONVATEC if FIRST SCIENTIFIC has such information available to it. CONVATEC shall be responsible, in accordance with 2 I CFR 2 I I. 198, for the reporting to FDA of all OTC pharmaceutical reportable events as required. Copies of all SOLUTION complaints received by CONVATEC shall be forwarded to FIRST SCIENTIFIC on a timely basis. FIRST SCIENTIFIC agrees to assume responsibility, at the request of CONVATEC, for the investigation of any SOLUTION complaint received by CONVATEC; FIRST SCIENTIFIC shall provide copies of all such complaint investigations to CONVATEC upon completion of the investigation.

11 RIGHTS OF INSPECTION

11.1 FIRST SCIENTIFIC shall allow representatives of CONVATEC and/or of BRISTOL-MYERS SQUIBB COMPANY to inspect and evaluate those areas of the FIRST SCIENTIFIC testing facilities and manufacturing sites devoted to the manufacture, testing and storage of the SOLUTION as needed pursuant to CONVATEC or BRISTOL-MYERS SQUIBB COMPANY auditing procedures. Similarly, CONVATEC shall afford FIRST SCIENTIFIC the same inspection, evaluation and audit opportunities to its contract manufacturer with CONVATEC's presence. Each party shall provide the other with as much advance notification as possible prior to such inspections and in any event a minimum of five (5) business days. CONVATEC shall have the right of inspection during normal business hours; further provided, however, CONVATEC shall undertake to complete its initial evaluation of such areas of such site promptly following the execution of this AGREEMENT and, in any event, within thirty (30) days following the date of this AGREEMENT. In addition, FIRST SCIENTIFIC shall cooperate with CONVATEC in attempting to obtain the right to inspect with FIRST SCIENTIFIC's presence any raw material vendors' manufacturing facilities, as may be reasonable or necessary.

12 WARRANTY

12.1 FIRST SCIENTIFIC warrants that all the SOLUTION shall be free from defects in materials, workmanship and fabrication. FIRST SCIENTIFIC also warrants that the SOLUTION shall meet the appropriate descriptions and specifications set forth in Schedule B (the SOLUTION), attached hereto, and that no changes in the referenced descriptions and !specifications or manufacturing process of the SOLUTION, nor changes of any other nature which could reasonably result in a change in the regulatory status of the SOLUTION, shall be made without the prior notice to and consultation of CONVATEC including the opportunity to object to such change. FIRST SCIENTIFIC also agrees that CONVATEC may inspect the manufacture of the SOLUTION and packaging components in accordance with Article 11 of this Agreement to ascertain that it is being carried out in accordance with the FDA Drug CGMPs (21 CFR Parts210 and 211) outlined by U.S. FDA, CONVATEC and BRISTOL-MYERS SQUIBB COMPANY quality assurance standards and that FIRST SCIENTIFIC will use reasonable commercial efforts to make any necessary changes thereto, as mutually agreed between CONVATEC and FIRST
     SCIENTIFIC, upon receipt of written request by CONVATEC after such inspection provided such changes conform to all descriptions and specifications of Schedule B hereto. These warranties shall survive acceptance and payment for a reasonable period, and shall run to CONVATEC, its permitted assigns, and to customers and users of the SOLUTION, providing the SOLUTION is used as directed and in a normal manner. FIRST SCIENTIFIC shall replace all goods which do not conform to the descriptions and specifications of Schedule B, or otherwise meet the aforesaid warranties, as validated by FIRST SCIENTIFIC at no charge when requested to do so by CONVATEC and agreed to by FIRST SCIENTIFIC, and shall assume all shipping and handling costs of so doing. Notwithstanding any other provision in this AGREEMENT to the contrary, the foregoing shall be the sole and exclusive remedy under this paragraph, at law or otherwise for CONVATEC. Neither FIRST SCIENTIFIC nor CONVATEC, nor any of their Affiliates, shall be liable to the other for any claim or damage, including, without limitation, consequential, incidental, special, punitive and exemplary damages, whether arising hereunder, at law, in contract or in tort, or otherwise.

13 TIME, MANNER, AND CURRENCY OF PAYMENT

13.1 Payments to FIRST SCIENTIFIC which have accrued under the provisions of this Agreement and are payable directly by CONVATEC shall be due and payable with net fifty (50) day terms, and shall be paid in United States Dollars. In respect of any payments required of CONVATEC by this AGREEMENT, the payment obligation of CONVATEC shall be deemed satisfied by the issuance of written instruments of payment or wire transfer made payable to First Scientific Corporation.

13.2 Terms for any payments to FIRST SCIENTIFIC by CONVATEC'S contract manufacturer shall be negotiated between FIRST SCIENTIFIC and the contract manufacturer along reasonable and customary provisions in the trade. However, should CONVATEC'S contract manufacturer fail to pay FIRST SCIENTIFIC according to net sixty (60) days from invoice date terms because of bankruptcy filing, or because of a dispute with CONVATEC, CONVATEC guarantees to pay FIRST SCIENTIFIC upon being notified by FAX of the contract manufacturer's failure to pay FIRST SCIENTIFIC.

14 PROTECTION OF LICENSED RIGHTS

14.1 In the event CONVATEC acquires information that any of the LICENSED RIGHTS appear to cover the exact same formulation of the SOLUTION being sold or distributed in the FIELD OF USE by a third party during the term of this AGREEMENT or any renewals hereof, CONVATEC shall promptly so notify FIRST SCIENTIFIC, and FIRST SCIENTIFIC shall use all reasonable commercial efforts to enforce and assert all valid rights for the SOLUTION ; provided, however, that if FIRST SCIENTIFIC does not wish to assert such rights, it shall so notify CONVATEC and obtain consent of CONVATEC to refrain from assertion of the rights, which consent shall not be unreasonably withheld. FIRST SCIENTIFIC agrees that, except as specifically authorized herein, during the term of this AGREEMENT, or any renewal hereof, it shall not grant a license or rights to the exact fragrance/botanical blend, as described in Schedule A, to any third party .

15 INFRINGEMENT OF LICENSED RIGHTS

15.1 In the event CONVATEC, after exhausting the procedures set forth in Article 14, above, reasonably determines that continued distribution of the SOLUTION hereunder is not warranted without obtaining a royalty bearing license from a third party, then CONVATEC and FIRST SCIENTIFIC shall mutually agree, after good faith negotiations, upon an adjustment to the pricing herein specified or other mutually acceptable solution.
     If any injunction should result from a claim of patent, copyright or trademark infringement so as to prevent CONVATEC from distributing the SOLUTION hereunder, FIRST SCIENTIFIC shall reimburse CONVATEC for any and all payments made by CONVATEC to FIRST SCIENTIFIC for the SOLUTION used to make the SOLUTION so enjoined, provided the SOLUTION is returned to FIRST SCIENTIFIC, at the expense of FIRST SCIENTIFIC.

16 INDEMNIFICATION

16.1 FIRST SCIENTIFIC shall indemnify, hold harmless and defend CONVATEC from and against any and all claims, costs, demands, liabilities, losses, damages, and expenses of whatever nature, including reasonable attorney's fees, made against or sustained by CONVATEC in respect of death or personal injury caused by the negligence of FIRST SCIENTIFIC, but not in respect of consequential loss or damage of CONVATEC (whether for loss of profit or otherwise). CONVATEC shall indemnify, hold harmless and defend FIRST SCIENTIFIC from and against any and all claims, costs, demands, liabilities, losses, damages and expenses of whatever nature, including reasonable attorney's fees, made against or sustained by FIRST SCIENTIFIC in respect of death or personal injury caused by the negligence of CONVATEC, but not in respect of consequential loss or damage of FIRST SCIENTIFIC (whether for loss of profit or otherwise).The provisions of this paragraph shall survive the termination of this AGREEMENT.

16.2 Notwithstanding anything herein to the contrary, no indemnity obligation contained in the preceding paragraph shall apply unless the party claiming indemnification notifies the other party as soon as reasonably practicable of any matters in respect of which the indemnity may apply and of which the notifying party has knowledge and gives the other party the opportunity to control the response thereto and the defense thereof; provided, however, that the party claiming indemnification will have the right to participate in any legal proceedings to contest and defend a claim for indemnification involving a third party and to be represented by its own attorneys, all at such party's cost and expense; provided further, however, that no settlement or compromise of an asserted third-party claim may be made without the prior written consent of the party claiming indemnification, which consent will not be unreasonably withheld.

17 SOLUTION LIABILITY INSURANCE

17.1 Each party shall furnish the other with certificates of insurance evidencing the following coverages and providing for at least thirty (30) days prior written notice of cancellation or material modification. CONVATEC retains the right to self-insure any or all of the following exposure consistent with past practice.

 During the term of this contract, each party shall maintain at its own expense the following kinds of insurance with minimum limits as set forth below. Each party shall have its Commercial General
 Liability Policy endorsed to name the other as an additional insured.

  Kind(s) of Insurance                    Minimum Limits
  ---------------------                -------------------
                                       $1,000,000 single occurrence
  Commercial General                   $2,000,000 aggregate limit per
  Liability                            Occurrence for Bodily Injury
                                       And Property Damage

18 CONTINGENT MANUFACTURING OF THE SOLUTION

18.1 In the event of the inability or failure by FIRST SCIENTIFIC to supply the SOLUTION in accord with agreed upon delivery schedules, which inability or failure continues for a period in excess of thirty (30) days, FIRST SCIENTIFIC will arrange a temporary alternative source of supply to the full satisfaction of CONVATEC in order to satisfy the requirements set forth in this AGREEMENT or in any agreement negotiated with CONVATEC'S contract manufacturer. If FIRST SCIENTIFIC demonstrates repeated inability over any consecutive ninety (90) day period to supply the SOLUTION, then CONVATEC shall have the right to arrange its own source of supply and pay FIRST SCIENTIFIC a royalty equal to the actual savings, if any, resulting from such alternative supply.

19 SOLUTION SERVICE RIGHTS AND OBLIGATIONS

19.1 FIRST SCIENTIFIC agrees to provide certain testing services as set forth in Schedule D,"FIRST SCIENTIFIC TESTING SERVICES/PRICING" attached hereto, including but not limited to batch stability testing. FIRST SCIENTIFIC agrees that its advisory and support services as set forth in Schedule D may be canceled by CONVATEC at any time upon six (6) months' written notice, without prejudice to all other rights and obligations of the parties under this AGREEMENT. Any annual stability testing beyond that set forth in Schedule D will be conducted by Bristol-Myers Squibb Company, or an alternate facility at CONVATEC's discretion, at CONVATEC's expense.

20 SOLUTION TESTING

20.1 Included in the purchase price for SOLUTION is initial raw material testing by FIRST SCIENTIFIC. Upon receipt of SOLUTION by CONVATEC's contract manufacturer, samples of each SOLUTION ingredient will be drawn and sent to FIRST SCIENTIFIC. FIRST SCIENTIFIC shall perform the following testing services pursuant to this section: (1) an identification test for each SOLUTION ingredient, and (2) a quantitative analysis of assay for each active drug ingredient.

21 CONFIDENTIALITY

22.1 Each party undertakes to keep secret and confidential and not to disclose to any third party or to use, except as it is necessary in carrying out the purpose of this AGREEMENT , during the term of this AGREEMENT and for a period of five (5) years thereafter, any information, data or know-how disclosed to it by the other party except:

 (1) information, data or know-how which at the time of disclosure is in the public domain or publicly known or available;

 (2) information, data or know-how which, after disclosure, becomes part of the public domain or publicly known or available by publication or otherwise, except by breach of this AGREEMENT by the receiving party;

 (3) information, data or know-how which the receiving party can establish by competent proof was in its possession at the time of disclosure by the other party;

 (4) information, data and know-how which the receiver receives from a third party; provided, however, that such information was not obtained by said third party from the other party; and

 (5) information, data and know-how which the receiver derives independently of such disclosure

22 EFFECTIVE DATE AND TERM

22.1 This AGREEMENT is deemed effective as set forth in Article 1.9. The AGREEMENT shall thereafter renew automatically each year for an additional term of one ( 1 ) year , unless either party provides the other with written notice at least six (6) months prior to the expiration date of its intent not to renew, subject to the pricing terms and conditions provided in Article
     6. 1 .

23 TERMINATION FOR CAUSE

23.1 Failure by FIRST SCIENTIFIC or CONVATEC or of any of their AFFILIATES or sublicensees to comply with any of the obligations and conditions herein contained, unless such failure results from or is caused by applicable laws or regulations, shall entitle the other party to give to the party in default notice requiring it to make good such default. If such default is not made good within six (6) months after receipt of such notice, the notifying party shall be entitled (without prejudice to any of its other rights conferred on it by this AGREEMENT) to terminate this AGREEMENT by giving notice to take effect immediately. The right of either party to terminate this AGREEMENT , as herein above provided, shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default.

23.2 Either party shall have the option to terminate this AGREEMENT at any time in the event that the other party is adjudicated bankrupt, or a receiver of that party's business is appointed, or that party shall take an assignment for the benefit of creditors, or a petition under Chapter 11 of the Bankruptcy Act shall be filed on behalf of that party.

24 RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION

24.1 Expiration or termination of this AGREEMENT for any reason shall be without prejudice to:

 (1) the right of FIRST SCIENTIFIC to receive all revenues accrued and as yet unpaid on the effective date of such expiration or termination;

 (2) the rights and obligations provided in Articles 16 and 21 hereof, and

 (3) any other remedies which either party may then or thereafter have hereunder or otherwise.

24.2 Upon the expiration or termination of this AGREEMENT, CONVATEC shall notify FIRST SCIENTIFIC of the amount of the SOLUTION that CONVATEC, its AFFILIATES, sublicensees and contract manufacturers then have on hand, and CONVATEC, its AFFILIATES and sublicensees shall then be permitted by FIRST SCIENTIFIC to sell such amount of the , however, FIRST SCIENTIFIC shall SOLUTION, as well as any unsold FINAL PRODUCT. have the right, at its option, to buy from CONVATEC all, but not less than all, of the remaining SOLUTION, but not any remaining FINAL PRODUCT, at CONVATEC'S acquisition cost.

25 MAINTENANCE OF INTELLECTUAL PROPERTY

25.1 FIRST SCIENTIFIC and CONVATEC each agrees to take all necessary action to maintain trade secret(s), copyright(s), patent(s), and all other intellectual property protection in effect during the term of this AGREEMENT.

26 RIGHTS OF FIRST REFUSAL

26.1 FIRST SCIENTIFIC hereby grants CONVATEC a sixty (60) day Right of First Refusal with respect to competing products, using or containing dimethicone, which may compete in the FIELD OF USE.
     In such case, said offer of rights shall be in the form of written notice by FIRST SCIENTIFIC to CONVATEC, after which the parties shall negotiate in good faith toward an agreement with regard to such competing product(s) in the FIELD OF USE in the TERRITORY. If after sixty (60) days from such notice, no agreement is reached, FIRST SCIENTIFIC may then, and only then, offer said rights of sale and distribution in the TERRITORY to any third party on whatever terms FIRST SCIENTIFIC may deem opportune.

27 RELATIONSHIP

27.1 The relationship between FIRST SCIENTIFIC and CONVATEC is intended to be that of Licensor and Licensee, supplier and distributor or seller and buyer. Neither FIRST SCIENTIFIC nor CONVATEC, their employees, agents and representatives shall under any circumstances be considered agents, partners, joint venturers or representatives of the other. Neither FIRST SCIENTIFIC nor CONVATEC shall act or attempt to act, or represent itself, directly or by implication, as agent, joint venturer or representative of the other or in any manner assume or attempt to assume or create any obligation or liability of any kind, nature or sort expressed or implied on behalf of or in the name of the other.

28 PUBLICITY

28.1 Neither party shall issue any press release or other publicity materials, or make any presentation with respect to the existence of this Agreement or the terms and conditions hereof without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. This restriction shall not, however, apply to normal investor relations publicity or disclosures required by law or regulation, including as may be required in connection with any filings made with the Securities and Exchange Commission or by the disclosure policies of a major Stock Exchange, or in the reasonable judgment of FIRST SCIENTIFIC management, in normal investor relations reports, in which event the party required by law or regulation to disclose shall give the other party, at least ten (10) days in advance of the anticipated date of disclosure, written notice of its intent to disclose such information and a copy of such proposed disclosure for review.

29 ASSIGNMENT

29.1 CONVATEC or FIRST SCIENTIFIC may assign its rights under this AGREEMENT in whole or in part to any AFFILIATE or AFFILIATES, which shall be substituted directly for it hereunder. At the request of the assigning party , the non-assigning party shall enter into a separate counterpart agreement with any such AFFILIATE. This AGREEMENT shall not otherwise be assignable by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, however, that either party may assign this AGREEMENT to a purchaser or successor of substantially all of its business related to the subject matter of this AGREEMENT

30 REPRESENTATIONS AND WARRANTIES

30.1 FIRST SCIENTIFIC: FIRST SCIENTIFIC represents and warrants that it is a duly authorized corporation existing under the laws of the State of Utah, in good standing; that it has the full right, power and authority to enter into this AGREEMENT, and in doing so, it will not violate, breach or infringe upon the right of any third party under any other agreement, understanding, venture, or undertaking or violate any statute, law, order or regulation of any relevant governmental body;
     that the person executing this AGREEMENT is vested by FIRST SCIENTIFIC with full authority to bind it to same; that it owns all of the right, title and interest in and to the United
     States and foreign trade secrets, copyrights, patent rights, and information pertaining to the SOLUTION; and that no right or license has been granted prior to the date of this AGREEMENT which in any way conflicts with the provisions of this AGREEMENT

30.2 CONVATEC: CONVATEC represents and warrants that it is an unincorporated division of E. R. Squibb & Sons, Inc., (A Bristol-Myers Squibb Company), a duly authorized corporation of the State of Delaware, in good standing; that it has the full right, power and authority to enter into this AGREEMENT and, in doing so, it will not violate, breach or infringe upon the right of any third party under any other agreement, understanding, venture or undertaking or violate any , that the person executing statute, law, order or regulation of any relevant governmental body. this AGREEMENT is vested by CONVATEC with full authority to bind it to same; and that no right or license has been granted prior to the date of this AGREEMENT which in any way conflicts with the provisions of this AGREEMENT.

31 MISCELLANEOUS PROVISIONS

31.1 NOTICES. Any notice or report required or permitted to be given or made under this AGREEMENT by one of the parties hereto to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if mailed by registered mail, postage prepaid, addressed to such other party at its respective address as follows:

  To FIRST SCIENTIFIC

   First Scientific Corporation
   Doug Warren
   President
   1877 West 2800 South Suite 200
   Ogden, Utah 84401

  To CONVATEC

   CONVATEC
   100 Headquarters Park Drive
   Skillman, New Jersey 08558
   Attention: Sr. Vice President, Technical Operations

 or to such other address as the addressees shall furnish in writing to the addressors.

31.2 ENTIRE AGREEMENT AND AMENDMENTS. This AGREEMENT and the SCHEDULES attached contain the entire understanding of the parties with respect to the matter contained herein. The parties hereto may, from time to time during the term of this AGREEMENT - modify, vary or alter any of the provisions of this AGREEMENT , but only by a written instrument duly executed by all parties hereto.

31.3 GOVERNING LAW. This AGREEMENT shall be construed in accordance with the laws of the United States, State of New Jersey, without regard to conflicts of laws provisions which would result in the law of any other jurisdiction being applied.

31.4 NON-WAIVER No failure by either party to assert its rights in the event of any default by the other party in the due observance or performance of any covenant, condition or limitation thereunder shall be deemed a waiver of such rights, nor shall any such waiver be implied from any conduct of either party. No waiver by either party with respect to any such default shall affect the rights of that party in the event of any subsequent default of like or different kind.

31.5 SEVERABILITY. In the event that any part or parts of this AGREEMENT shall be finally held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this AGREEMENT , which shall remain in full force and effect; provided, however, that if such determination renders impossible the substantial performance of this AGREEMENT, then this AGREEMENT shall terminate

31.6 FORCE MAJEURE. The obligations of either party to perform under this AGREEMENT shall be excused if such failure to perform or any delay is caused by matters such as acts of God, strikes, civil commotion, riots, wars, revolution, acts of government, or governmental agencies or instrumentalities (including, without limitation, courts and judicial bodies), invasions, fire, explosion, flood, delay of carrier, energy shortages, or any other cause whether similar or dissimilar to those enumerated which is reasonably beyond the control of the party obligated to perform. Upon the occurrence of such an event, the duties and obligations of the parties shall be suspended for the duration of the event preventing proper performance under this AGREEMENT; provided, however, that if such suspension shall continue in excess of ninety (90) days, the parties shall attempt to arrive at a mutually acceptable compromise within the spirit and intent of this AGREEMENT

 IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be effective as of the date first above written.



FIRST SCIENTIFIC CORPORATION          CONVATEC, a Division of
                                      E.R. Squibb & Sons, Inc.




By. /s/ Douglas R. Warren             By. /s/ Costa Papastephanou
    --------------------------            --------------------------
     Douglas R Warren                     Costa Papastephanou
     President / CEO                      Senior Vice President
                                          Technical Operations


Date.  8 August 1999                  Date.  8 August 1999
     -----------------------             --------------------------



                     SCHEDULE A - LICENSED RIGHTS



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                        SCHEDULE B - SOLUTION



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                  (CONFIDENTIAL TREATMENT REQUESTED)
                         SCHEDULE C - PRICING


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       SCHEDULE D - FIRST SCIENTIFIC TESTING SERVICES / PRICING

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                  (CONFIDENTIAL TREATMENT REQUESTED)